UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 902-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 17, 2012, a complaint and motion for temporary restraining order were filed in the Court of Chancery of the State of Delaware (the “Court”) under the caption Whitebox Advisors, LLC and River Ridge Master Fund Ltd. v. Primus Telecommunications Holdings, Inc., Civil Action No. 7871-VCG. The complaint and motion for temporary restraining order were amended on September 19, 2012. The amended complaint alleges that the Supplemental Indenture, dated as of September 17, 2012 (the “Supplemental Indenture”), by and among Primus Telecommunications Holding, Inc. (“PTHI”), each of the guarantors party thereto, and U.S. Bank National Association, as Trustee, governing PTHI’s 10% Senior Secured Notes due 2017 (the “10% Notes”) was entered into in breach of certain covenants in the underlying indenture and seeks among other things to enjoin the Supplemental Indenture from becoming effective and to enjoin PTHI from acting in reliance upon it. On September 28, 2012, PTHI entered into a stipulation pursuant to which PTHI has agreed not to take any actions under the Supplemental Indenture that would not have otherwise been permitted by the original indenture until the matter is finally resolved on the merits or otherwise order by the Court. A hearing on the relevant motions has been scheduled with the Court for Wednesday, November 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primus Telecommunications Group, Incorporated
(Registrant)

Date: October 4, 2012	By:	/s/ Peter D. Aquino
	Name:	Peter D. Aquino
	Title:	Chairman, President & Chief Executive Officer